UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2011

Woodward, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 East Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The Board of Directors (the “Board”) of Woodward, Inc. (“Woodward”) has appointed Gregg C. Sengstack to serve on the Board effective as of September 21, 2011. Mr. Sengstack was also appointed to the Audit Committee of the Board. Mr. Sengstack will be part of the class of directors who have been elected to hold office until Woodward’s 2012 annual meeting of stockholders (to be held in or about January 2013) and until their successors have been duly elected and qualified. In connection with the appointment of Mr. Sengstack, the Board increased the approved number of its directors from 10 to 11.

Mr. Sengstack will be entitled to receive the same compensation for service as a director as is provided to Woodward’s other directors, as described in “Director Compensation” contained on page 26 of Woodward’s Proxy Statement dated December 13, 2010 filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

September 23, 2011	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Woodward, Inc., dated September 23, 2011